Exhibit 4.21

                        AMENDMENT NO. 5
                              TO
          REVOLVING CREDIT, GUARANTY AND SECURITY AGREEMENT

          THIS AMENDMENT NO. 5 ("Amendment") is entered into as of  December
     27, 1996, among NEWPORT STEEL CORPORATION, a corporation organized under the laws of the State of Kentucky ("Newport"), KOPPEL STEEL CORPORATION, a corporation organized under the laws of the State of Pennsylvania ("Koppel"), and IMPERIAL ADHESIVES, INC., a corporation organized under the laws of the State of Ohio (Imperial") (each of Newport, Koppel and Imperial a "Borrower" and, jointly and severally, the
    "Borrowers"), NS GROUP, INC., a corporation organized under the laws of the State of  Kentucky ("Holdings"), ERLANGER TUBULAR CORPORATION, a
     corporation organized under the laws of the   State of Oklahoma
     ("Erlanger"), NORTHERN KENTUCKY AIR, INC., a corporation organized under the laws of Kentucky ("Air"), NORTHERN KENTUCKY MANAGEMENT, INC., a corporation organized under the laws of the State of Kentucky ("Management") (each of Holdings, Erlanger, Air and Management, a "Guarantor" and, jointly and severally, the "Guarantors"), the undersigned financial institutions and any financial institution that hereafter becomes a lender under the Loan Agreement (as hereinafter defined)
     (collectively, the "Lenders" and individually a "Lender"), THE BANK OF NEW YORK COMMERCIAL CORPORATION (BNYCC), a corporation organized under the laws of the State of New York, PNC BANK, OHIO, NATIONAL ASSOCIATION ("PNC"), BNYCC and PNC as co-agents for Lenders (BNYCC and PNC in such capacity, the "Co-Agents) and BNYCC as administrative and collateral monitoring agent for the Lenders
     (BNYCC, in such capacity, the "ACM Agent").

                             BACKGROUND

          Borrowers, Guarantors and Lenders are parties to a Revolving Credit, Guaranty and Security Agreement dated as of July 28, 1995 (as the same has been amended by Amendment No. 1 thereto, Amendment No. 2 thereto,
          Amendment No. 3 thereto, and Amendment No. 4 thereto, and as the same may further be amended, supplemented or otherwise modified from time to time, the ("Loan
          Agreement") pursuant to which Lenders provide Borrowers with certain financial accommodations.

              Borrowers have requested that Lenders increase the sublimit for Letters of Credit and Lenders are willing to do so on the terms and conditions hereafter set forth.

              NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto hereby agree as follows:

              1.  Definitions.    All capitalized terms not
          otherwise defined herein shall have the meanings given to them in the Loan Agreement.

              2.  Amendment to Loan Agreement.   Subject to
          satisfaction of the conditions precedent set forth in
          Section 3 below, the Loan Agreement is hereby amended as follows:



              (a) the following defined term is hereby added in its appropriate alphabetical order

                "Acceptances" shall have the meaning set forth in
          Section 2.8 hereof.

                (b) the following defined terms are hereby amended in their entirety to provide as follows:

             "Advances" shall mean and include the Revolving
          Advances, Letters of Credit and Acceptances.

                    "Individual Formula Amount" shall mean at the date of determination thereof, with respect to each Borrower an amount equal to: (a) up to the Receivables Advance Rate of Eligible Receivables of such Borrower, plus (b) up to the Inventory Advance Rate of the value of Eligible Inventory of such Borrower; minus (c) the aggregate amount of Letters of Credit and Acceptances issued, caused to be issued or created on behalf of such Borrower minus (d) such reserves as ACM Agent may reasonably deem proper and necessary from time to time.

              "Individual Maximum Revolving Advance Amount" shall mean (a) on the Closing Date, with respect to Newport, $30,000,000, with respect to Koppel, $20,250,000, and with respect to Imperial $4,500,000 and (b) at such time as the Maximum Revolving Amount is increased to $50,000,000, with respect to Newport $30,000,000, with respect to Koppel $22,500,000 and with respect to Imperial $5,000,000.

              "Revolving Advances" shall mean Advances made other than Letters of Credit and Acceptances.

              (c) Section 2.1(a)(iii) is hereby amended in its entirety to provide as follows.

              "(iii) the aggregate undrawn amount of outstanding
          Letters of Credit and Acceptances minus"

              (d) Sections 2.8 and 2.9(a) are hereby amended in its entirety to provide as follows:

              "2.8 Letters of Credit and Acceptances.   Subject to
          the terms and conditions hereof, the ACM Agent shall issue or cause the issuance of Letters of Credit ("Letters of Credit") on behalf of Newport or Koppel or (b) accept, or cause to be accepted, drafts on behalf of any Borrower under such Letters of Credit ("Acceptances"), provided, however, that the ACM Agent will not be required to issue or cause to be issued any Letters of Credit or accept or cause to be accepted any Acceptances to the extent that the face amount of such Letters of Credit and Acceptances would then cause the sum of (i) the outstanding Revolving Advances, plus (ii) the outstanding Letters of Credit (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation), plus (iii) outstanding Acceptances to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount; provided, further, however, that ACM Agent will hot be required to issue or cause to be issued any Letters of Credit or accept or cause to be accepted any Acceptances to the extent that the face amount of such Letters of Credit and Acceptances issued for such Borrower would then cause the sum of (i) the outstanding Revolving Advances to such Borrower plus (ii) the outstanding Letters of Credit issued or caused to be issued on behalf of such Borrower (with the requested Letter of Credit deemed to be outstanding for purposes of this calculation) plus (iii) outstanding Acceptances created or caused to be created for such Borrower to exceed the lesser of (x) such Borrower's Individual Maximum Revolving Advance Amount or (y) such Borrower's Individual Formula Amount (assuming that (c) of the definition of Individual Formula Amount is deemed to be $O). The maximum amount of outstanding Letters of Credit and Acceptances shall not exceed $30,000,000 for the benefit of Newport or $2,000,000 for the benefit of Koppel in the aggregate at any time.

              The maximum amount of all outstanding Letters of Credit and Acceptances shall not exceed $30,000,000 in the Aggregate at any time. All disbursements or payments related to Letters of Credit and Acceptances shall be deemed to be Revolving Advances and shall bear interest at the Revolving Interest Rate with respect to Domestic Rate Loans; Letters of Credit that have not been drawn upon and unmatured Acceptances shall not bear interest. Letters of Credit and Acceptances shall be subject to the terms and conditions set forth in the Letter of Credit and Security Agreement attached hereto as Exhibit 2.8.

              2.9. Issuance of Letters of Credit and Acceptances.

              (a) Borrowing Agent on behalf of Newport or Koppel may request ACM Agent to issue or cause the issuance of a Letter of Credit or create an Acceptance by delivering to ACM Agent at the Payment office, ACM Agent's standard form of Letter of Credit and Security Agreement in the form attached hereto as Exhibit 2.8, together with Bank's standard form of Letter of Credit Application (collectively, the "Letter of Credit Application") completed to the satisfaction of ACM Agent; and such other certificates, documents, and other papers and information as ACM Agent may reasonably request."

              (e) Sections 2.10(a), 2.10(b) and 2.10(c) are hereby amended in their entirety to provide as follows:

              2.10 Requirements For Issuance of Lettersof Credit and Acceptances.

              (a) In connection with the issuance of any Letter of Credit or Acceptance, Borrowers shall indemnify, save and hold ACM Agent and each Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by ACM Agent and any Lender, and expenses and reasonable attorneys' fees incurred by ACM Agent or any Lender arising out of, or in connection with, any Letter of Credit or Acceptance to be issued or created for Newport or Koppel. Borrowers shall be bound by ACM Agent's or any issuing or accepting bank's regulations and good faith interpretations of any Letter of Credit or Acceptance issued or created for its account, although this interpretation may be different from its own; and, neither ACM Agent nor any Lender, the bank which opened the Letter of Credit or Acceptance, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrowing Agent's or any Borrower's instructions or those contained in any Letter of Credit or Acceptance or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit or Acceptance, except for ACM Agent's or any Lender's or such correspondents' gross (not mere) negligence or willful misconduct.

              (b) Borrowing Agent shall authorize and direct any bank which issues a Letter of Credit to name the applicable Borrower as the "Account Party" therein and to deliver to ACM Agent all instruments, documents, and other writings and property received by the bank pursuant to the Letter of Credit or in connection with any Acceptance and to accept and rely upon ACM Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, Acceptance or the application therefor.

              (c) In connection with all Letters of Credit and Acceptances issued or caused to be issued and Acceptances created or caused to be created by ACM Agent under this Agreement, each Borrower hereby appoints ACM Agent, or its designee, as its attorney, with full power and authority
          (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or ACM Agent or ACM Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or ACM Agent's name, or in the name of ACM Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither ACM Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for ACM Agent's or its attorneys gross (not mere) negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit or Acceptances remain outstanding."

                 (f) The first paragraph of Section 3.2 is hereby amended in its entirety to provide as follows:

              "Borrowers shall pay ACM Agent (i) for the ratable benefit of Lenders for issuing or causing the issuance of a Letter of Credit or for creating or causing to be created an Acceptance, a fee computed at a rate per annum of two and three quarters percent (2.75%) on the outstanding amount thereof from time to time, ("Letter of Credit Fees"), and (ii) Bank's other customary charges payable in connection with Letters of Credit and Acceptances, as in effect from time to time (which charges shall be furnished to Borrowing Agent by ACM Agent upon request). Such fees and charges shall be payable (i) in the case of any Letter of Credit or any Acceptance, on its opening or creation (ii) in the case of a standby Letter of Credit, (A) monthly thereafter in advance and (B) upon each increase in the outstanding amount thereof, and (iii) in the case of any Letter of Credit that is not a standby Letter of Credit, at the time of each increase in face amount thereof. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Bank's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason."

              3. Conditions of Effectiveness. This Amendment shall become effective as of December 27, 1996, when and only when ACM Agent shall have received (i) six (6) copies of this Amendment executed by Borrowers and Guarantors and
          (ii) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by ACM Agent or its counsel, each of which shall be in form and substance satisfactory to ACM Agent and its counsel..
             4. Representations and Warranties. Borrowers and Guarantors hereby represent and warrant as follows:

              (a) This Amendment and the Loan Agreement,amended hereby, constitute legal, valid and binding obligations of Borrowers and Guarantors and are enforceable against Borrowers and Guarantors in accordance with their respective terms.

              (b) Upon the effectiveness of this Amendment, Borrowers and Guarantors hereby reaffirm all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

              (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

              (d) Neither any Borrower or any Guarantor has any defense, counterclaim or offset with respect to the Loan Agreement.

               5.   Effect on the Loan Agreement

              (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan
                   Agreement as amended hereby.

                 (b) Except as specifically amended herein, the Loan Agreement, and All other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                 (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of ACM Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

               6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

               7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

              8. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement.

              IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.


          NEWPORT STEEL CORPORATION
          KOPPEL STEEL CORPORATION
          IMPERIAL ADHESIVES, INC.
          NS GROUP, INC.
          ERLANGER TUBULAR CORPORATION
          NORTHERN KENTUCKY AIR, INC.
          NORTHERN KENTUCKY MANAGEMENT, INC.

          By:    /s/ John R. Parker
                John R. Parker
          Title: Treasurer of each
                 of the foregoing
                 Corporations

          THE BANK OF NEW YORK COMMERCIAL CORPORATION, as Lender, as Co-Agent and as ACM Agent

          By:      /s/ Daniel J. Murray

          Name: Daniel J. Murray
          Title: Vice President
          PNC BANK, OHIO, NATIONAL
          ASSOCIATION, as Lender and as
          Co-Agent

          By:     /s/ Matthew D. Tevis
          Name: Matthew D. Tevis
          Title: Vice President